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                                                                    Exhibit 23.2

             [Letterhead of Netherland, Sewell & Associates, Inc.]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     As Petroleum Engineers, we hereby consent to the inclusion of the information incorporated by reference in the Form S-8 Registration Statement with respect to the oil and gas reserves of Vintage Petroleum, Inc., for the United States, Argentina, Ecuador, and the El-Huemul-Koluel Kaike concession, the future net revenues from such reserves and the present value thereof, which information has been incorporated by reference in this Form S-8 Registration Statement in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Form S-8 Registration Statement.

                              NETHERLAND, SEWELL & ASSOCIATES, INC.



                              By: /s/ Frederic D. Sewell
                                  -----------------------------------
                                  Frederic D. Sewell
                                  President


Dallas, Texas
September 30, 1999